Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Qualmetrix, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Qualmetrix, Inc. and subsidiaries (the "Company") as of December 31, 2018 and 2017, the related statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Hall & Company

We have served as the Company’s auditor since 2019

Irvine, CA

July 19, 2019

BALANCE SHEETS
AS of December 31,
	2018	2017
CURRENT ASSETS:
Cash	$4,029	$9,154
Accounts receivable, net	14,500	28,972

TOTAL CURRENT ASSETS	18,529	38,126

NON-CURRENT ASSETS:
Property and equipment, net	5,870	12,266
Other assets	1,650	1,650
TOTAL NON-CURRENT ASSETS	7,520	13,916

TOTAL ASSETS	$26,049	$52,042

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$384,062	$254,559
Related party notes payable	204,037	101,252
Deferred compensation	163,778	13,483
Deferred revenues	46,438	146,692

TOTAL CURRENT LIABILITIES	798,315	515,986

STOCKHOLDERS' DEFICIT:
Preferred stock; $0.00001 par value; 20,179,600 shares authorized; 7,902,800 Series A and 12,276,800 Series B shares issued and outstanding, respectively	202	202
Common stock; $0.00001 par value; 40,512,800 shares authorized; 14,547,059 shares issued and outstanding	145	145
APIC	9,031,279	9,024,371
Accumulated deficit	(9,803,892)	(9,488,662)

TOTAL STOCKHOLDERS' DEFICIT	(772,266)	(463,944)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$26,049	$52,042

The accompanying notes are an integral part of these consolidated financial statements

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STATEMENTS OF OPERATIONS
For the years ended December 31,

	2018	2017
REVENUES – Software Licenses	$859,411	$988,827

COST OF SALES
Service Hosting Costs	145,701	234,860
Third Party License Fees	111,073	120,214
TOTAL COST OF SALES	256,774	355,074

GROSS PROFIT	602,637	633,753

OPERATING EXPENSES:
R&D	327,481	659,420
Sales and Marketing	153,872	725,011
G&A	416,029	444,064
Depreciation & Amortization	9,700	11,248

TOTAL OPERATING EXPENSES	907,082	1,839,743

LOSS FROM OPERATIONS	(304,445)	(1,205,990)

OTHER INCOME AND (EXPENSE)
Interest expense	(10,785)	(1,250)
Other income	—	1,921
TOTAL OTHER EXPENSE, NET	(10,785)	671

LOSS BEFORE PROVISION FOR INCOME TAXES	(315,230)	(1,205,319)

PROVISION FOR INCOME TAXES	—	—

NET LOSS	$(315,230)	$(1,205,319)
Loss per share - basic & diluted	$(0.02)	$(0.08)
Weighted average shares of common stock outstanding- basic & diluted	14,547,059	14,547,059

The accompanying notes are an integral part of these consolidated financial statements

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  STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2018 and 2017

	Preferred Stock	Preferred Stock	Common Stock	Common Stock		Accum
	Shares	Amount	Shares	Amount	APIC	Deficit	Total
Balance - 12/31/2016	20,179,600	202	14,547,059	145	9,017,990	(8,283,343)	734,994
Net (loss)	—	—	—	—	—	(1,205,319)	(1,205,319)
Stock grant compensation	—	—	—	—	6,381	—	6,381
Balance – 12/31/2017	20,179,600	202	14,547,059	145	9,024,371	(9,488,662)	(463,944)
Net (loss)	—	—	—	—	—	(315,230)	(315,230)
Stock compensation	—	—	—	—	6,908	—	6,908
Balance - 12/31/2018	20,179,600	202	14,547,059	145	9,031,279	(9,803,892)	(772,266)

The accompanying notes are an integral part of these consolidated financial statements

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STATEMENTS OF CASH FLOWS

	For The Years Ended December 31, 2018 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	($315,230)	($1,205,319)

Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	9,700	11,248
Stock based compensation	6,908	6,381
Changes in assets and liabilities:
Accounts receivable	14,471	17,358
Accounts payable and accrued liabilities	129,503	110,450
Prepaid Expenses	—	3,700
Deferred Revenue	(100,254)	37,107
Deferred Compensation	150,295	13,333
Net cash (used in) provided by operating activities	(104,607)	(1,005,742)
Cash flows from investing activities:
Proceed from Retirement of Fixed Assets	—	4,500
Property and equipment acquired	(3,304)	—
Net cash used in investing activities	(3,304)	4,500
Cash flows from financing activities:
Proceed from related party notes payable	102,785	101,252

Net cash used in financing activities	102,785	101,252
Net change in cash and cash equivalents	(5,126)	(899,990)
Cash and cash equivalents, beginning of year	9,154	909,144
Cash and cash equivalents, end of year	$4,029	$9,154

SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	14,495	1,250
Income taxes paid	—	—

The accompanying notes are an integral part of these consolidated financial statements

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NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Organization

Qualmetrix, Inc. (the “Company”) was organized as a Delaware Corporation on July 19, 2013.

Nature of Business

QualMetrix, Inc., founded in 2013 and based in Miramar, Florida, is a population health analytics company that provides turnkey SaaS solutions that enable connected intelligence across the care continuum by transforming massive amounts of data into actionable insights. The company’s solutions help healthcare organizations improve the quality and cost-effectiveness of care, enhance population health management and optimize provider networks. The company enables risk-bearing healthcare organizations to achieve their objectives on the path to value-based care. The Company’s platform automatically extracts and delivers targeted data insights from its cloud-based analytics engine directly to the workflows and technologies of its customers. This enhances end-user workflows with actionable analytics, seamlessly delivers data from disparate sources to the point of engagement, automates the delivery of data to ensure on-time access, and reduces dependency on non-essential applications from the end-user’s workflow. All of this allows the healthcare organization to enable population health management, manage cost and utilization, improve quality, identify gaps in care, risk stratify and target patients, increase collaboration among providers and to optimize network provider performance.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Preparation

The preparation of these financial statements in conformity with accounting principles generally accepted in the U.S. (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Going Concern

The Company had net loss of approximately $250,000 and $1,200,000 for the years ended December 31, 2018 and 2017, respectively. The Company had a working capital deficit of approximately $715,000 and $480,000 for each year end, respectively.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

These factors raise significant doubt as to the Company’s ability to pursue its operations without additional capital sources or continue as a going concern. As part of management’s plans, and described in more detail in Note 8, the Company entered into a Contribution Agreement with Clinigence Holdings, Inc. whereby Clinigence Holdings will acquire the assets and operations and assume the liabilities of the Company.

Revenue Recognition

Revenue is generated primarily by software licenses, maintenance support on software licenses, and training and consulting. Software licenses, including maintenance support, are provided as SaaS-based subscriptions that grants access to proprietary online databases and data management solutions. Training and consulting are project based and billable to customers on a monthly-basis or task-basis.

Revenue from training and consulting are generally recognized upon delivery of training or completion of the consulting project. The duration of training and consulting projects are typically a few weeks or months and last no longer than 12 months.

SaaS-based subscriptions, including maintenance support, are generally marketed under multi-year agreements with annual, semi-annual, quarterly, or month-to-month renewals and revenue is recognized ratably over the renewal period with the unearned amounts received recorded as deferred revenue. SaaS-based subscriptions are considered multiple-element arrangements because of the multiple deliverables which includes access to the software platform and the related maintenance support. For multiple- element arrangements accounted for in accordance with specific software accounting guidance, multiple deliverables are segregated into units of accounting which are delivered items that have value to a customer on a standalone basis. The maintenance support provides technical support to the customer when the customer has access to the SaaS-based software platform. Absent of a subscription to the SaaS-base software platform, a customer does not receive maintenance support from the Company nor can the customer purchase maintenance support from a third-party provider. As such, maintenance support is not considered a deliverable item that is standalone or separate from the SaaS-based software platform.

Cost of Sales

The Company’s costs of sales primarily consist of cloud computing and storage costs, datasets, and contracted and internal labor costs.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, provisions for doubtful accounts, software amounts eligible for capitalization and useful lives and recoverability of long-lived assets. Actual results could materially differ from those estimates.

Cash

Cash and cash equivalents are comprised of cash and highly liquid investments with original maturities of 90 days or less at the date of purchase.  The Company does not have any cash equivalents as of December 31, 2018 and 2017.

Accounts Receivable

Accounts receivable represent valid claims against debtors for sales arising on or before the balance sheet date and are reduced to their estimated net realizable value. Accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Amounts are written-off only after all reasonable collection efforts have been made. The Company did not have a material allowance for doubtful accounts at December 31, 2018 and 2017.

Concentration of Credit Risk

The Company grants credit to its customers during the normal course of business. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral.

During the years ended December 31, 2018 and 2017, the Company had sales to one and two customers that approximated 11% and 35% of total sales, respectively. At December 31, 2018 and 2017, the Company had amounts receivable from one and three customers that approximated 97% and 96%, respectively.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from three to five years. Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized.

At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gains or losses are reflected in the accompanying statements of operations.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

The Company expenses advertising as incurred. Advertising expense for the year ended December 31, 2018 and 2017 was not material.

Income Taxes

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Valuation allowances are established when necessary in order to reduce deferred tax assets to the amounts expected to be recovered.

The Company has established a valuation allowance for its deferred tax assets that are not recoverable from taxable temporary differences because the Company is unable to conclude that future utilization of a portion of its net operating loss carryforwards and other deferred tax assets is more likely than not.

The calculation of the Company’s tax positions involves dealing with uncertainties in the application of complex tax regulations in several different state tax jurisdictions. The Company is periodically reviewed by tax authorities regarding the amount of taxes due.  These reviews include inquiries regarding the timing and amount of deductions and the allocation of income among various tax jurisdictions.  The Company records estimated reserves for exposures associated with positions that it takes on its income tax returns that do not meet the more likely than not standards.

Fair Value Measurement

The Company applies fair value accounting for all financial assets and liabilities and non- financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 Inputs: Quoted prices in active markets for identical assets or liabilities.

Level 2 Inputs: Observable inputs other than quoted prices in active markets for identicalassets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 Inputs: Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The fair value of certain of the Company’s financial instruments carried at cost, including cash, accounts receivable, accounts payable, accrued expenses and related party payable approximate the carrying amounts presented in the balance sheet due to the short-term nature of these instruments.

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Long-Lived Assets

Long-lived assets include property and equipment. These assets are recorded at cost and depreciated or amortized over their estimated useful lives. For purposes of determining whether there are any impairment losses, management evaluates the carrying value of the Company’s identifiable long-lived assets, including their useful lives, when indicators of impairment are present, considering whether the undiscounted lowest identifiable cash flows are sufficient to recover the carrying amount of the applicable asset or asset group. If an impairment is indicated, the Company computes the impairment based on the fair value of the asset, as compared to the carrying value of the asset, such a loss would be charged to expense in the period the impairment is identified. Furthermore, if the review of the carrying values of the long-lived assets indicates impairment of such assets, the Company may determine that shorter estimated useful lives are more appropriate. There was no impairment at December 31, 2018 and 2017.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 and other subsequent revisions amend the guidance for revenue recognition to replace numerous, industry specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company adopted ASU 2014-09 on January 1, 2018.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Topic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”). ASU 2016-01 addresses certain aspects of recognition, measurement, presentation and disclosures of financial instruments including the requirement to measure certain equity investments at fair value with changes in fair value recognized in net income. The Company adopted ASU 2016-01 on January 1, 2018. The adoption of ASU 2016-01 did not have a material impact on the Company’s financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASC 842”), which amends the existing accounting standards for leases. The new standard requires lessees to record a right-of-use (“ROU”) asset and a corresponding lease liability on the balance sheet (with the exception of short-term leases), whereas under current accounting standards the Company’s lease portfolio consists primarily of operating leases and is not recognized on its balance sheets. The new standard also requires expanded disclosures regarding leasing arrangements. The new standard is effective for the Company beginning January 1, 2019. In July 2018, the FASB issued ASU No. 2018- 11, Leases (Topic 842): Targeted Improvements, which provides an alternative modified transition method. Under this method, the cumulative-effect adjustment to the opening balance of retained earnings is recognized on the date of adoption with prior periods not restated.

The Company adopted ASC 842 as of January 1, 2019, using the alternative modified transition method and will record a cumulative-effect adjustment to the opening balance of retained earnings as of that date. Prior periods will not be restated. In preparation of adopting ASC 842, the Company is implementing additional internal controls to enable future preparation of financial information in accordance with ASC 842. The Company has also substantially completed its evaluation of the impact on the Company’s lease portfolio. The Company believes the largest impact will be on the balance sheets for the accounting of facilities-related leases, which represents a majority of its operating leases it has entered into as a lessee. These leases will be recognized under the new standard as ROU assets and operating lease liabilities. The Company will also provide expanded disclosures for its leasing arrangements.

The new standard provides a number of optional practical expedients in transition. The Company expects to elect: (1) the “package of practical expedients”, which permits it not to reassess under the new standard its prior conclusions about lease identification, lease classification, and initial direct costs, and (2) the use-of-hindsight in determining the lease term and in assessing impairment of ROU assets. In addition, the new standard provides practical expedients for an entity’s ongoing accounting that the Company anticipates making, comprised of the following: (1) the election for classes of underlying asset to not separate non- lease components from lease components, and (2) the election for short-term lease recognition exemption for all leases that qualify.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company will finalize its accounting assessment and quantitative impact of the adoption during fiscal year 2019. As the Company completes its evaluation of this new standard, new information may arise that could change the Company’s current understanding of the impact to leases. Additionally, the Company will continue to monitor industry activities and any additional guidance provided by regulators, standards setters, or the accounting profession, and adjust the Company’s assessment and implementation plans accordingly.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments-Credit Losses (Topic 326)-Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). The new standard requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. ASU 2016-13 will become effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating the impact ASU 2016-13 will have on the financial statements.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230) – Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). This ASU provides clarification regarding how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This ASU addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. The issues addressed in this ASU that will affect the Company are classifying debt prepayments or debt extinguishment costs and contingent consideration payments made after a business combination. This update is effective for annual and interim periods beginning after December 15, 2017, and interim periods within that reporting period. The Company adopted ASU 2016-15 on January 1, 2018. The adoption of ASU 2016-15 did not have a material impact on the Company’s financial statements.

In May 2017, the FASB issued ASU No. 2017-09, “Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting” (“ASU 2017-09”), to clarify which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This ASU is effective for annual periods beginning after December 15, 2017. ASU 2017-09 will be applied prospectively when changes to the terms or conditions of a share- based payment award occur. The Company adopted ASU 2017-01 on January 1, 2018. The adoption of ASU 2017-09 did not have a material impact on the Company’s financial statements.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260): Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part 1) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception” (“ASU 2017-11”). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. The amendments in Part 1 of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, including adoption in any interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The Company adopted ASU 2017-11 on January 1, 2018.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	As of December 31,
	2018	2017

Furniture and equipment	$54,314	$51,010
Less: Accumulated Depreciation	(48,444)	(38,744)

Furniture and equipment, net	$5,870	$12,266

During the years ended December 31, 2018 and 2017 depreciation expense on property and equipment totaled approximately $9,700 and $11,248, respectively.

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NOTE 4 - NOTES PAYABLE -RELATED PARTIES

Notes and payable consist of the following:

	As of December 31,
	2018	2017
Demand notes payable to officers, including interest at 8% per annum	$204,037	$101,252

In October 2017, the Company entered into demand notes with its former Chief Executive Officer totaling $100,000. The notes matured in October 2018 and remain outstanding.

In January through April 2018, the Company issued additional note to its former Chief Executive Officer totaling $92,000 maturing one year from the date of issuance.

During the years ended December 31, 2018 and 2017, the Company recognized interest expense of $10,785 and $1,250, respectively. As of December 31, 2018, all of the interest recognized remains unpaid and outstanding.

NOTE 5 - INCOME TAXES

The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the temporary differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

The Company recognizes reductions in its deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether it will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.

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NOTE 5 - INCOME TAXES (CONTINUED)

The Company’s deferred tax assets by period are as follows:

	December 31,	December 31,
	2018	2017
Deferred Tax Asset	$2,431,000	$2,351,000
Valuation Allowance	(2,431,000)	(2,351,000)

Net Deferred Tax Asset	$—	$—

The components of income tax expense for the years ended December 31, 2018 and 2017, respectively, are as follows:

	December 31,	December 31,
	2018	2017
Change in Net Operating Loss	$80,000	$678,000)
Change in Valuation Allowance	(80,000)	(678,000)

Income Tax Expense	$—	$—

The differences between the statutory income tax rates computed at the U.S. federal statutory rate and our effective rate were the following:

	December 31,	December 31,
	2018	2017
Federal Statutory Rate	21%	21%
State Statutory Rate, net of Federal Benefit	4.345%	4.345%
Valuation Allowance	(25.345%)	(25.345%)
Net Rate	0%	0%

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NOTE 5 - INCOME TAXES (CONTINUED)

On December 22, 2017, the President signed into law Public Law No. 115-97, commonly referred to as the Tax Cuts and Jobs Act (TCJA), following its passage by the United States Congress. The TCJA makes significant changes to the U.S. federal income tax laws including among other changes a federal corporate tax rate reduction from 35% to 21% for tax years beginning after December 31, 2017, repeal of the corporate AMT tax system, and immediate expensing of certain types of business assets placed in service after September 27, 2017. Due to the impact of the Company’s full valuation allowance on net deferred tax assets, the TCJA had minimal impact on the Company’s provision for income taxes. As a result of the reduction in the federal corporate tax rate, the Company recorded additional tax expense of $1,313,000 and $1,140,000 with a corresponding reduction in the valuation allowance during the year ended December 31, 2018 and 2017, respectively.

As of December 31, 2018, the Company had net operating loss carryforwards totaling approximately $9,432,000. The Company does not believe that it has any uncertain tax positions, correspondingly, no estimated accruals for interest and penalties have been made in the accompanying financial statements.

At the end of 2018 and 2017, the Company had net deferred tax assets of approximately $2,351,000 and $2,431 against which a valuation allowance of $2,351,000 and $2,431,000 has been provided.

This asset is related to federal and state net operating losses that expire beginning in the year ended December 31, 2033.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to (i) certain leases, under which the Company may be required to indemnify property owners for liabilities and other claims arising from the Company’s use of the applicable premises; (ii) certain agreements with the Company’s officers and employees, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship; and (iii) pursuant to the asset purchase agreement, under which the Company shall indemnify, defend and save and hold harmless the seller, its affiliates, from and against any and all claims, losses, costs, expenses or liabilities incurred in connection with, arising out of, resulting from or relating to any breach of any covenant or agreement or any claim of fraud of intentional misrepresentation. The terms of such obligations vary by contract and, in most instances; a specific or maximum dollar amount is not explicitly stated therein. Generally, amounts under these contracts cannot be reasonably estimated until a specific claim is asserted. No claims have been asserted and no liabilities have been recorded for these indemnities on the Company’s balance sheet.

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NOTE 6 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

In the ordinary course of business, the Company may face various claims brought by third parties and may, from time to time, make claims or take legal actions to assert its rights, including intellectual property disputes, contractual disputes and other commercial disputes. Any of these claims could subject the Company to litigation. As of December 31, 2018 and 2017, the Company did not have any pending litigation that is believed to have material impact on its financial position, results of operations, or cash flows.

NOTE 7 - STOCKHOLDERS’ EQUITY

As of December 31, 2018 and 2017, the Company was authorized to issue 40,512,800, shares of common stock and 20,179,600 shares of preferred stock, each with a par value of $0.00001. The Company had 14,547,059 shares of common stock; 7,902,800 shares of Series A preferred stock; and 12,276,800 shares of Series B preferred stock issued and outstanding at December 31, 2018 and 2017. The terms of each series of preferred stock was defined by the Company’s Board of Directors and stockholders prior to issuance

Series B Preferred Stock

During the year ended December 31, 2015, the Company issued a total of 12,276,800 shares of Series B preferred stock (“Preferred”) at a price of $0.41 per share for total gross cash proceeds of approximately $5,000,000. Each share of Series B Preferred has the following rights:

Voting Rights - Each share of Series B preferred stock is entitled to the number of votes equal to the number of common shares into which such Class B preferred shares could be converted. Except as provided by law or by the other provisions of the Company’s Certificate of Incorporation, holders of Series A Preferred Stock and the holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class.

Dividend Rights - Each share of Series B preferred stock is entitled to receive legally available funds for cash dividends at a rate of 8% of the original issue price of $0.41 per share, prior and in preference to any dividend declared on the Company’s Series A preferred stock and common stock, when and if dividends are declared by the Board of Directors. Such dividends are non-cumulative. No dividend was declared during the years ended December 31, 2018 and 2017.

Liquidation Rights - Upon any liquidation transaction, the holders of Series B Preferred Stock shall be entitled to receive, prior to any distribution of any assets of the Company to holders of Common Stock and Series A Preferred Stock, an amount per share equal to the original issue price ($0.41) for each share of Series B Preferred Stock then held by them plus all declared or undeclared and unpaid dividends. If, upon any such Liquidation Transaction, the assets of the Company shall be insufficient to make payment in full of all applicable preferential amounts to all holders of Preferred Stock, then the assets and funds legally available for distribution shall be distributed ratably among the holders of Preferred Stock in proportion to the preferential amount to which each holder of Preferred Stock would otherwise be respectively entitled. The liquidation preference was waived in connection with the merger subsequent to year end (see Note 8).

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NOTE 7 - STOCKHOLDERS’ EQUITY (CONTINUED)

After the payment of the full liquidation preference of all preferred stock, the remaining assets of the Company legally available for distribution in such Liquidation Transaction, if any, shall be distributed ratably, first to the Series A preferred holders with any remaining assets to the holders of common stock.

Mandatory Conversion – Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least three (3) times the Series B Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 (fifty million dollars) of gross proceeds to the Corporation or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective conversion rate.

Deemed Liquidation - A "Liquidation Transaction" shall be deemed to occur, unless the holders of at least a majority of the outstanding shares of Series B Preferred Stock elect otherwise by written notice sent to the Corporation at least 10 days prior to the effective date of any such event, if the Corporation shall (a) merge or consolidate in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

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NOTE 7 - STOCKHOLDERS’ EQUITY (CONTINUED

Holder Conversion Rights– The holders of Series B Preferred Stock shall be entitled to the following conversion rights:

Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, and without payment of additional consideration by the holder, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price of $0.41 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series B Preferred Stock) in the case of the Series B Preferred Stock, by the Conversion Price applicable to such shares (such quotient is referred to herein as the "Conversion Rate"), determined as hereafter provided, in effect on the date of conversion.

In the event the Company issues additional equity, and/or equity-linked instrument at a price less than the then effective conversion price, the conversion price shall be reduced by the quotient of the pre issuance diluted common stock outstanding (including the conversion of the Series B preferred outstanding and the post-issuance common shares outstanding; multiplied by the effective conversion in effect immediately prior to such issuance.

Series A Preferred Stock

Prior to December 31, 2015, the Company issued a total of 7,902,800 shares of Series A Preferred Stock (“Preferred”) at a price of $0.50 per share for total consideration of $3,928,000. Each share of Series A preferred stock carries substantively the same features as the Series B preferred stock except for its liquidation preference and initial conversion price being $0.50

Common Stock

As of December 31, 2018 and 2017, the Company had 14,547,059 shares of common stock issued and outstanding.

Stock Options

In 2015, the Company’s Board of Directors approved the 2015 Stock Incentive Plan (“Plan”) providing for the issuance of 5,064,000 shares of common stock on a one for one basis underlying each stock option granted. Stock options granted under the Plan generally vest equally over a 3 to 4-year period beginning on the grant date. The exercise price for each stock option award approximates the fair value of the underlying common stock on the date of grant and, in most cases, expire ten years from the date of grant. The Plan terminates no later than the tenth anniversary of the approval of the incentive plans by the Company’s Board of Directors. As of December 31, 2018, the Company had 4,376,797 options available for future issuance under the Equity Incentive Plan.

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NOTE 7 - STOCKHOLDERS’ EQUITY (CONTINUED)

The Company’s Board of Directors administers the discretionary option grant and stock issuance programs. The Board determines which eligible individuals are to receive option grants under the Plan, the time or times when the grants are to be made, the number of shares subject to each grant, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

The Company utilizes a Black-Scholes pricing model to estimate the grant date fair value for all stock option awards. The Company estimates the expected term for new grants based upon the Company’s best estimate. The Company’s expected volatility for the expected term of the option is based upon the historical volatility experienced in the Company’s stock price. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The Company determined the fair value of non-vested shares using the precedent transaction method. The Company did not grant any options during the year ended December 31, 2018. The following table illustrates the assumptions used for all awards granted during the year ended December 31, 2017:

Expected volatility	51.3%
Expected dividends	—
Expected term (years)	6.25
Risk-free rate	1.50%

A summary of the stock option activity is as follows:

	Options	Weighted Average Excise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at January 1, 2017	360,564	$0.04	9.08
Options granted	326,639	0.04
Exercised	—	—
Forfeited, cancelled or expired	—	—
Outstanding at December 31, 2017	687,203	0.04	8.60
Options granted	—	—
Exercised	—	—
Forfeited, cancelled or expired	—	—
Outstanding at December 31, 2018	687,203	$0.04	7.60
Exercisable at December 31, 2018	687,203	0.04	7.60

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NOTE 7 - STOCKHOLDERS’ EQUITY (CONTINUED)

During the year ended December 31, 2017, the aggregate grant date fair value of the stock options issued was approximately $0.04 per share. Stock-based compensation expense associated with stock options for the periods presented was approximately $7,000 and $6,500 during the years ended December 31, 2018 and 2017, respectively. Total unearned compensation cost approximated $14,000 at December 31, 2018.

NOTE 8 - SUBSEQUENT EVENTS

On March 1, 2019, the Company entered into a Contribution Agreement by and among Clinigence Holdings, Inc. (“Holdings”), Clinigence LLC, LLC, and the Members of Clinigence, LLC (“Agreement”) whereby Clinigence Holdings, Inc. acquired all of the assets and operations and assumed all of the liabilities of the Company. Pursuant to the Agreement, all of the outstanding Series A and Series B Preferred Stock, Common Stock and stock options of the Company totaling 34,726,659 shares were exchanged for 5,021,951 shares of Holdings. All outstanding shares and stock options of the Company immediately preceding the exchange were treated as one class.

QualMetrix, Inc. currently has 18 customers, including 9 HMOs/health plans, 6 ACOs (4 overlap with Clinigence, LLC), 2 MSOs and 2 medical groups, with almost 2 million patients (100,000 overlap with Clinigence, LLC) on the platform. Customers include the University of Miami Health System, Sendero Health Plans, Colorado Choice Health Plans and BlueCross BlueShield of Puerto Rico.

Clinigence, LLC was a customer of the Company during 2017 and 2018. During the years ended December 31, 2018 and 2017, the Company earned revenues of approximately $90,000 each year. At December 31, 2018 and 2017, approximately $9,000 and $0 was due to the Company, respectively.

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